EXHIBIT 99.1

THE SHARPER IMAGE(R)
650 Davis Street
San Francisco, CA 94111                                   Corporate Headquarters

FOR IMMEDIATE RELEASE
November 20, 2003

Contact: Jeff Forgan, Executive Vice President/Chief Financial Officer The Sharper Image
             415/445-1583

          SHARPER IMAGE REPORTS THIRD-QUARTER EARNINGS OF SIX CENTS PER SHARE, EXCEEDING CONSENSUS ESTIMATES; TOTAL REVENUES INCREASE
                24 PERCENT COMPARABLE STORE SALES GAIN 10 PERCENT

         San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today reported revenues and earnings for the third quarter and fiscal year's first nine months ended October 31, 2003. The Company said total revenues increased 24 percent and third quarter net earnings increased to $0.06 per diluted share. With the third-quarter results, the Company is on track to be profitable in all four quarters.

Third-quarter highlights

         o Third-quarter earnings of $0.06 per diluted share

         o Comparable store sales increase 10 percent

         o Total store sales increase 24 percent

         o Catalog sales increase 20 percent

         o Internet sales increase 36 percent

         o Total revenues increase 24 percent

         For the three months ended October 31, 2003, total Company revenues increased 24 percent to $131.1 million from last year's $106.1 million. Total store sales increased 24 percent to $70.7 million from $57.2 million in the prior third quarter; comparable store sales increased 10 percent. Catalog sales increased 20 percent to $39.8 million from last year's third quarter $33.3 million. Internet sales increased 36 percent to $17.4 million from last year's $12.8 million. The delivery income component of revenues increased 21 percent to $3.1 million from last year's $2.6 million and the delivery expense component of the cost of goods sold increased 44 percent to $3.7 million from last year's $2.6 million. The third quarter net earnings of $985 thousand, or $0.06 per diluted share, improved significantly over last year's net loss of $(504 thousand), or $(0.04) per diluted share.

Nine months year-to-date highlights

         o Nine month year-to-date earnings of $0.16 per diluted share

         o Comparable store sales increase 14 percent

         o Total store sales increase 27 percent

         o Catalog sales increase 16 percent

         o Internet sales increase 42 percent

         o Total revenues increase 25 percent

         For the nine months ended October 31, 2003, total Company revenues increased 25 percent to $378.8 million from last year's $302.6 million. Total store sales increased 27 percent to $210.7 million from $165.5 million in the prior year; comparable store sales increased 14 percent. Catalog sales increased 16 percent to $106.3 million from the last year's $91.8 million. Internet sales increased 42 percent to $52.5 million from last year's $36.9 million. The year-to-date net earnings of $2.5 million, or $0.16 per diluted share is also a significant improvement compared to last year's nine month net loss of $(972 thousand), or $(0.08) per diluted share.

Operations discussion

         "We had a great third quarter and are in excellent position as we start the fourth quarter heading into the holiday season," said Richard Thalheimer, founder, chairman and chief executive officer. "Our sales are increasing nicely in all of our major sales channels - stores, catalog and Internet. Our corporate marketing and wholesale are also posting double-digit increases. The comparable store sales increase for the third quarter of 10 percent is outstanding; especially considering it comes on top of last year's third quarter comparable store sales increase of 24 percent. The new products from Sharper Image Design and other Sharper Image-brand merchandise drove top-line sales and were
aggressively   and   profitably   supported  by  higher   levels  of  multimedia
advertising.

         "We continued to improve our leverage of our general and administration expense, advertising, as well as buying and occupancy costs; resulting in the third quarter operating expenses having a 1.7 point improvement, as a percentage of revenue, over the prior year," Mr. Thalheimer explained. "The higher sales and the improved operating margin contributed to the better than expected $0.06 per diluted share earnings.

         "We expect to reach our goal of 25 new stores opening this fiscal year. More than half of our new stores in 2003 opened in outdoor life style centers. We are focusing on our 2004 new stores with the similar accelerated store unit growth of 15 to 20 percent," Mr. Thalheimer continued.

         "As we start the fourth quarter, we believe our inventory is well positioned to support the holiday sales growth. Our balance sheet continues to be very strong, with no debt outstanding. Bestsellers and many new products are off to a great start and we are optimistic. We sense a positive mood among our customers," Mr. Thalheimer concluded. Conference call

         Interested parties are invited to listen November 20, 2003, to a live conference call discussing operating results for the third quarter ended October 31, 2003, at 1:00 PM Pacific, 4:00 Eastern time, at www.sharperimage.com or call
(888) 211-8104. The conference call may also be accessed from outside the United States at (706) 643-0143. To access the conference call from www.sharperimage.com, click on Investor Relations. A replay of the conference call will be available starting at 7:00 PM Eastern time, November 20, 2003 to 12:00 Midnight Eastern time, November 25, 2003, by dialing (800) 642-1687 and entering code number 3831221. The replay of the conference call for the same period is available outside the United States by calling (706) 645-9291 and entering code number 3831221.

         Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant and growing proportion of sales are of proprietary products created by the Company's product development group, Sharper Image Design. The Company operates over 140 stores throughout the United States, mails millions of its award-winning catalogs each month and advertises through other direct response media including television. The Company's products may also be purchased on the Internet via its online store at sharperimage.com. The Company also has an online auction site where consumers can place bids to win Sharper Image products at attractive prices; the auction site is accessed from the home page of the Company's Web site. The
Company also markets its products through business-to-business sales for corporate marketing programs and wholesale customers.

         This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about our future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under "Factors Affecting Future Operating Results" and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

                              THE SHARPER IMAGE(R)
                          FINANCIAL TABLES (Unaudited)
                 (Dollars in thousands except per share amounts)

                                                                                                                Trailing
                                     Three-Months Ended October 31, Nine-Months Ended October 31, Twelve-Months Ended October 31,(1)
Statements of Operations                     2003           2002 (2)        2003           2002 (2)        2003 (2)       2002 (2)
                                         ------------   ------------    ------------   ------------    ------------   ------------
Revenues                                 $    131,075   $    106,109    $    378,753   $    302,603    $    599,444   $    470,792

Cost of products                               59,371         48,218         167,184        133,184         264,043        212,452
Buying and occupancy                           14,331         11,813          40,526         34,211          54,501         45,421
Advertising and promotion                      24,260         20,027          75,702         61,357         111,705         86,721
General, selling and administrative            31,726         26,832          91,561         75,527         136,589        107,776
                                         ------------   ------------    ------------   ------------    ------------   ------------

Operating income (loss)                         1,387           (781)          3,780         (1,676)         32,606         18,422
Other income (expense)-net                        283            (73)            408             29             185            (26)
                                         ------------   ------------    ------------   ------------    ------------   ------------
Earnings (loss) before income tax
expense (benefit)                               1,670           (854)          4,188         (1,647)         32,791         18,396

Income tax expense (benefit)                      685           (350)          1,717           (675)         13,441          7,343
                                         ------------   ------------    ------------   ------------    ------------   ------------

Net earnings (loss)                      $        985   $       (504)   $      2,471   $       (972)   $     19,350   $     11,053
                                         ============   ============    ============   ============    ============   ============

Net earnings (loss) per share - basic    $       0.07   $      (0.04)   $       0.17   $      (0.08)   $       1.40   $       0.91
Net earnings (loss) per share - diluted  $       0.06   $      (0.04)   $       0.16   $      (0.08)   $       1.32   $       0.87

Weighted avg. number of shares - basic     15,089,000     12,422,000      14,185,000     12,223,000      13,794,000     12,166,000
Weighted avg. number of shares - diluted   16,052,000     12,422,000      15,059,000     12,223,000      14,636,000     12,771,000

Stores open                                       139            120

                                                                              October 31,
Balance Sheets                                                             2003       2002 (2)
                                                                         --------   --------
    Current assets
             Cash, equivalents and investments                           $ 25,947   $  1,904
             Accounts receivable, net                                      20,427     12,335
             Merchandise inventories                                      136,324     93,769
             Other current assets                                          22,125     19,434
                                                                         --------   --------
                            Total current assets                          204,823    127,442
    Property and equipment, net                                            63,471     50,959
    Other assets                                                            5,013      4,836
                                                                         --------   --------
                            Total assets                                 $273,307   $183,237
                                                                         ========   ========

    Current liabilities                                                  $101,430   $ 77,821
    Notes payable                                                            --        1,893
    Other liabilities                                                      10,765      6,813
                                                                         --------   --------
                            Total liabilities                             112,195     86,527
    Stockholders' equity
             Common stock                                                     151        126
             Additional paid-in capital                                    91,182     46,155
             Retained earnings                                             69,779     50,429
                                                                         --------   --------
                            Total stockholders' equity                    161,112     96,710
                                                                         --------   --------
                            Total liabilities and stockholders' equity   $273,307   $183,237
                                                                         ========   ========

    (1) Trailing twelve-month earnings and weighted average number of shares outstanding are presented for illustrative purposes only, but are calculated on a basis consistent with Generally Accepted Accounting Principles.

    (2)  Includes restatement of prior periods